                                                                     Exhibit 8.1


                         [Jackson & Walker, L.L.P. Letterhead]


Writer's Direct Dial No.
(214) 953-6000


                                October 27, 1994


Sterling Software, Inc.
8080 N. Central Expressway
Suite 1100
Dallas, Texas 75206


     We have acted as counsel to Sterling Software, Inc. ("Sterling") in connection with (i) the proposed merger (the "Merger") of SSI Corporation, a Georgia corporation ("Merger Sub"), with and into KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), pursuant to the terms and conditions of that certain Amended and Restated Agreement and Plan of Merger entered into August 31, 1994, by and among Sterling, Merger Sub and KnowledgeWare (as amended through the date hereof, the "Merger Agreement"), and (ii) the filing of the registration statement by Sterling on Form S-4 (together with all amendments and exhibits thereto through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering the shares of Sterling Common Stock to be issued in the Merger. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement. Pursuant to the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Sterling formed solely for the purpose of effecting the Merger, will merge with and into KnowledgeWare pursuant to the laws of the State of Georgia and the holders of outstanding KnowledgeWare Common Stock (other than Sterling and any subsidiary of Sterling and those entitled to receive cash in lieu of a fractional share of Sterling Common Stock) will be issued solely shares of Sterling Common Stock.

     In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including, without limitation, the Merger Agreement and the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the due execution and delivery of all documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or copies, and the authenticity of the originals of such copies.

     As to factual matters, in rendering this opinion we have relied solely on and have assumed the present and continuing truth and accuracy of (i) the description of the facts relating to the Merger contained in the Registration Statement, (ii) the factual representations and
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Sterling Software Inc
October 27, 1994
Page 2




warranties contained in the Merger Agreement and related documents and agreements, and (iii) the factual matters addressed by representations from certain executive officers of Sterling and KnowledgeWare contained in letters to us dated October 11, 1994, copies of which are attached as exhibits to this opinion (the "Representation Letters"). The Representation Letters address various factual matters relevant to the qualification of the Merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the consequences thereof, including compliance with
Section 7.2 of the Merger Agreement through the Effective Time and plans regarding (i) the subsequent conduct of KnowledgeWare's business, (ii) transfers of stock or assets of KnowledgeWare, and (iii) transfers of Sterling Common Stock to be received by KnowledgeWare shareholders in the Merger. The initial and continuing truth and accuracy of all such factual matters constitute an integral basis for, and condition to, this opinion.

     For the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code, the historic shareholders of KnowledgeWare must receive a significant, continuing proprietary interest in Sterling pursuant to the Merger (the "Continuity" requirement). Treas. Reg. (S) 1.368-1(b) and (d). The Sterling Common Stock to be issued to KnowledgeWare shareholders in the Merger will constitute a significant proprietary interest in Sterling for purposes of the Continuity requirement if its value, as of the Effective Time, is not less than fifty percent of the value of all shares of KnowledgeWare stock outstanding immediately prior to the Merger. Rev. Proc. 84-42, 1984-1 C.B. 521, amplifying
                                                                     ----------
Rev. Proc. 77-37, 1977-2 C.B. 568.

     Shares issued to target shareholders in a reorganization will not count towards satisfaction of the Continuity requirement to the extent that target shareholders do not have unrestricted rights of ownership in the shares for some period of time following the reorganization. There is no direct authority as to whether the contingent obligation of the KnowledgeWare shareholders to return all or part of the Escrowed Shares will cause Knowledgeware shareholders to be treated as not having unrestricted rights of ownership in the Escrowed Shares while those shares remain subject to the Escrow Agreement. Based on the terms of the Escrow Agreement, the KnowledgeWare shareholders should be treated, for Federal income tax purposes, as the owners of the Escrowed Shares from the Effective Time. Rev. Rul. 70-120, 1970-1 C.B. 124; McAbee v. Commissioner, 5
                                                     ----------------------
T.C. 1130 (1945), acq. 1946-2 C.B. 4.  Accordingly, counsel is of the opinion
                  ----
that the better view is that the KnowledgeWare stockholders should similarly be treated as the unrestricted owners of the Escrowed Shares from the Effective Time for purposes of the Continuity requirement. Additionally, because the Escrowed Shares constitute only twenty percent of the total shares of Sterling Common Stock potentially issuable in the Merger, the Escrow Arrangement should not adversely affect satisfaction of the Continuity requirement, even if the Escrowed Shares are not counted towards satisfaction thereof; provided, that the other
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Sterling Software, Inc.
October 27, 1994
Page 3




shares of Sterling Common Stock issued in the Merger are deemed to count towards satisfaction thereof and no substantial amount of money or property other than Sterling Common Stock is determined to constitute part of the Merger consideration received by KnowledgeWare stockholders.

     Shares issued to target shareholders in a reorganization will not count towards satisfaction of the Continuity requirement to the extent that post-Merger dispositions thereof are made pursuant to a plan, intention or arrangement existing at the time of the reorganization. See Rev. Rul. 66-23,
                                                         ---
1966-1 C.B. 67; Penrod v. Commissioner, 88 T.C. 1415 (1987).  The Representation
                ----------------------
Letters contain representations generally to the effect that, to the knowledge of the executive officers of Sterling and KnowledgeWare, there is no plan or intention by the shareholders of KnowledgeWare to sell, exchange, or otherwise dispose of a number of shares of Sterling Common Stock to be received in the Merger that would reduce such shareholders' aggregate ownership of Sterling Common Stock below the requisite Continuity threshold. No such representations have been obtained, however, from the shareholders of KnowledgeWare, and, except with respect to the Escrowed Shares, the Merger Agreement and related documents do not require the KnowledgeWare shareholders to hold the shares of Sterling Common Stock to be received by them in the Merger for any period of time. In the case of a publicly traded target, however, the Service apparently assumes that post-reorganization dispositions by target shareholders who each hold less than five percent of the target's shares immediately prior to the reorganization will not be treated as having occurred pursuant to a pre-existing plan, intention or arrangement. Rev. Proc. 84-42, supra. Although the Service's
                                             -----
advance ruling guidelines were promulgated as procedural conditions to obtaining advance rulings from the Service and do not constitute substantive rules of law, they are indicative of the Service's substantive position with respect to issues addressed therein. Accordingly, post-Merger dispositions by KnowledgeWare shareholders who each own less than five percent of the KnowledgeWare Common Stock outstanding at the Effective Time should not adversely affect satisfaction of the Continuity requirement.

     Effective August 31, 1994, Sterling acquired all of the interest of IBM Credit in its Loan Agreement with KnowledgeWare and entered into an amended loan agreement (as amended through the date of this opinion, the "Amended Loan Agreement"). To further induce Sterling to acquire IBM Credit's interest in the Loan Agreement and to enter into the Amended Loan Agreement, KnowledgeWare and Sterling entered into the Warrant Agreement. Sterling has subsequently advanced funds to KnowledgeWare pursuant to the Amended Loan Agreement for use in the operation of KnowledgeWare's business. The impact of Sterling's acquisition of the Loan Agreement and its advances under the Amended Loan Agreement on qualification of the Merger as a tax- free reorganization under Section 368(a) of the Code is not entirely clear. In Revenue Ruling 72-343, 1972-2 C.B. 213, the Service ruled that cash

Sterling Software, Inc.
October 27, 1994
Page 4




advances from an acquiring corporation to a target corporation during the pendency of a statutory merger constituted non-qualifying, additional consideration for the assets of the target resulting in recognition of gain by the target under Section 361(b) of the Code. Had the amount of the advances in Revenue Ruling 72-343 exceeded fifty percent of the sum of the amount of the advances and the value of the acquiror's stock received by the target shareholders in the merger, the Service would likely have held that the merger failed the Continuity requirement and did not qualify as a tax-free Code Section 368(a) reorganization at all.

     The advances at issue in Revenue Ruling 72-343 were non-interest bearing, subordinated demand notes and were repayable only if the merger was not consummated through the fault of the target or its controlling shareholder. Though not free from doubt, the holding in Revenue Ruling 72-343 appears to have been predicated on an initial finding that, due to the absence of arms-length terms, the advances did not constitute true debt for Federal income tax purposes. Some doubt as to this conclusion is raised by reference in the ruling to a determination that the advances would not have been made but for the pending merger. Nevertheless, the Ruling arguably supports the inference that if loans made to a target during the pendency of a reorganization constitute true debt for Federal income tax purposes, the advances will not constitute additional consideration for the assets or stock acquired in the reorganization. See also Kniffen v. Commissioner, 39 T.C. 553 (1962), acq. 1965-2 C.B. 5;
- -------- -----------------------                      ---
Edwards Motor Transit Co. v. Commissioner, 23 T.C.M. 1968 (1964).
- -----------------------------------------

     The indebtedness evidenced by the Amended Loan Agreement bears interest, is not subordinated, is secured by a first lien on substantially all of KnowledgeWare's assets, and is payable at fixed times and in all events. Additionally the Representation Letters contain representations generally to the effect that (i) funds loaned by Sterling or Merger Sub to KnowledgeWare have been or will be made on an arm's-length basis with terms comparable to those which would have been obtained by unaffiliated third parties in the practice of making loans of comparable risk, and were, or will be, adequately collateralized when made or acquired; (ii) there is no plan or intention that any part of any such loan will be forgiven or converted, directly or indirectly, into a capital contribution to KnowledgeWare, and (iii) none of the proceeds of the indebtedness evidenced by the Loan Agreement and the Amended Loan Agreement have been or will be distributed to the shareholders of KnowledgeWare. Based on such representations and the terms of the Loan Agreement and the Amended Loan Agreement, inter alia, the indebtedness evidenced by the Amended Loan Agreement
           ----- ----
should, more likely than not, be treated as true debt for Federal income tax purposes. Accordingly, although it is not free from doubt, Revenue Ruling 72-343 is factually distinguishable from the case at hand and should not apply to the Merger.

Sterling Software, Inc
October 27, 1994
Page 5




     The Service has also ruled that the exchange of cash for newly issued shares of target stock simultaneously with the consummation of a Code Section 368(a)(1)(B) stock acquisition was not to be treated as part of the acquisition transaction; provided, that none of the proceeds from the issuance were distributed to target shareholders. Rev. Rul. 72-522, 1972-2 C.B. 215. The equity investment in the target by the acquiring corporation did not, therefore, adversely affect the tax-free acquisition of the target's previously issued shares from its existing shareholders. The result is the same in the context of a reorganization under Section 368(a)(2)(E) of the Code. Treas. Reg. (S) 1.368-2(j)(7), Example 7. If all or part of the indebtedness evidenced by the Amended Loan Agreement is not treated as true debt for Federal income tax purposes it would seem that the portion not so treated must be recharacterized as an additional equity investment in KnowledgeWare. See Amory Cotton Oil Co. v.
                                                ---------------------------
United States, 468 F.2d 1046 (5th Cir. 1972); Gamman v. Commissioner, 46 T.C. 1
- -------------                                 ----------------------
(1966). Counsel is of the opinion that only the portion, if any, of the indebtedness representing advances made by Sterling after its acquisition from IBM Credit would be subject to recharacterization as equity for Federal income tax purposes (although there can be no assurance that the Service or the courts would agree). In such case, Sterling should be treated as having acquired an additional class of stock of KnowledgeWare, with a value equal to the amount of such advances at the Effective Time, in a transaction covered by the holding in Revenue Ruling 72-522 and the provisions of Example 7 of Treas. Reg. (S) 1.368-2(j)(7). Accordingly, satisfaction of the statutory requirements of Code Sections 368(a)(1)(B) and 368(a)(2)(E) would not be adversely affected by the recharacterization of the Sterling advances. Also, assuming that no portion of Sterling's advances have been or will be distributed to KnowledgeWare stockholders, satisfaction of the Continuity requirement would not be adversely affected by such recharacterization because, based on Revenue Ruling 72-522 and Treas. Reg. (S) 1.368-2(j)(7), Example 7, the recharacterized advances would not constitute part of the consideration paid by Sterling for the stock of KnowledgeWare acquired from KnowledgeWare stockholders by Sterling in the Merger transaction.

     The foregoing discussion addresses only those issues which we have deemed of particular significance in rendering this opinion and is not a complete discussion of all of the issues and requirements we have considered. Based upon the foregoing discussion and our consideration of such other matters as we have deemed necessary or appropriate, and subject to the conditions, qualifications and assumptions contained herein, although it is not free from doubt, we are of the opinion that it is more likely than not that:

          (i)  The Merger will constitute a reorganization within the meaning of
               Section 368(a) of the Code;
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Sterling Software, Inc.
October 27, 1994
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          (ii)  Sterling, Merger Sub and KnowledgeWare will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and

         (iii) No gain or loss will be recognized by Sterling or Merger Sub as a result of the Merger.

     Except as specifically set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local or foreign, of the Merger or of any transactions related to the Merger. We express no opinion as to any transactions whatsoever if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and the related agreements and documents. This opinion represents only our best legal judgment as to the probable Federal income tax consequences of the Merger and is not binding on the Service or the courts. The conclusions stated herein are based on the Code and the Treasury Regulations thereunder, judicial decisions, and administrative rulings and pronouncements as of the date hereof. No assurance can be given that contrary positions will not be asserted by the Service nor that future legislative, judicial or administrative changes will not adversely affect the accuracy of the conclusions stated herein.

     This opinion is provided to you solely for purposes of complying with the requirements of Item 21(a) of Form S-4 under the Act. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this Firm in the Registration Statement under the caption "Legal Matters." In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Without our prior written consent, this opinion may not otherwise be quoted or referred to in whole or in part in any report or document or furnished to any other person or entity other than your counsel or your employees, except in response to a valid subpoena or other lawful process.



                                    Very truly yours,

                                    /s/JACKSON & WALKER, L.L.P.

                                October 27, 1994

Jackson & Walker, L.L.P.
901 Main Street
Suite 6000
Dallas, Texas 75202


     Re: Amended and Restated Agreement and Plan of Merger among KnowledgeWare, Inc. ("KnowledgeWare" or, after the Merger, the "Surviving Corporation"), SSI Corporation ("Merger Sub"), and Sterling Software, Inc. ("Sterling"), entered into August 31, 1994 (as amended through the date hereof, the "Merger Agreement").


Gentlemen:

     In connection with (i) the proposed merger (the "Merger") of Merger Sub with and into KnowledgeWare pursuant to the Merger Agreement, and (ii) the registration by Sterling on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the shares of Sterling Common Stock to be issued in the Merger, you have rendered or will render certain legal opinions pursuant to the requirements of Item 21(a) of Form S-4 under the Act, conditioned, inter alia, on the receipt of this letter. Capitalized terms used
             ----- ----
but not defined herein shall have the meanings assigned to them in the Registration Statement including all attachments thereto. When relevant to the context, references herein to KnowledgeWare and Sterling shall include all subsidiaries thereof.

     In connection with your opinions, and recognizing that you will rely on this letter in rendering your opinions, the undersigned, duly authorized officers of Sterling acting as such, hereby certify to you, that, to the best knowledge of Sterling's executive officers ("Sterling Management"), as of the date hereof, (i) the facts relating to the Merger as described in the prospectus included as part of the Registration Statement ("Prospectus"), including all attachments thereto, are true, correct and complete in all material respects, and (ii) each of the following representations and warranties are true, correct and complete in all material respects. To the extent this certification pertains to any person other than Sterling, Merger Sub or the Surviving Corporation, such certification is only as to the actual knowledge of Sterling Management without inquiry. We understand that you may reaffirm your opinions as of the effective date of the Registration Statement and any post effective amendment thereto, and as of the Effective Time of the Merger, and that, in connection with such reaffirmation, you will require that this certification be confirmed as of such times.

Jackson & Walker, L.L.P
October 27, 1994
Page 2


     1. The Merger, if consummated, will be consummated in compliance with all material terms and conditions of the Merger Agreement, none of which have been waived or modified, except as disclosed in the schedule attached hereto, if any.

     2. The ratio for the exchange of shares of KnowledgeWare Common Stock for Sterling Common Stock (the "Exchange Ratio") in the Merger was negotiated through arm's length bargaining. Alex. Brown & Sons Incorporated ("Alex. Brown") delivered to the KnowledgeWare Board of Directors its written opinion, dated August 31, 1994, that as of that date the Exchange Ratio was fair, from a financial point of view, to the holders of KnowledgeWare Common Stock. Except as disclosed in the schedule attached hereto, if any, the written opinion of Alex. Brown has not been withdrawn or materially modified. Based on the arm's length negotiations and the written opinion of Alex. Brown, Sterling Management believes the fair market value of the Sterling Common Stock to be received by each KnowledgeWare shareholder in the Merger will be approximately equal to the fair market value of the KnowledgeWare Common Stock surrendered in exchange therefor.

     3. There is no present plan or intention by the shareholders of KnowledgeWare to sell, exchange, or otherwise dispose of a number of shares of Sterling Common Stock to be received in the Merger that would reduce the KnowledgeWare shareholders' aggregate ownership of Sterling Common Stock to be received in the Merger to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of KnowledgeWare Common Stock as of the same date. For purposes of this representation, (i) shares of KnowledgeWare Common Stock exchanged for cash in lieu of fractional shares of Sterling Common Stock are treated as outstanding on the date of the Merger, and (ii) shares of KnowledgeWare Common Stock, and shares of Sterling Common Stock received therefor in the Merger, and otherwise sold, redeemed, or disposed of before or after the Merger are considered in making this representation.

     4. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of KnowledgeWare's net assets and at least 70 percent of the fair market value of KnowledgeWare's gross assets held immediately prior to the Merger, and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by KnowledgeWare, Surviving Corporation or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made in anticipation of or as a part of the plan of reorganization for the Merger, will be included as assets of KnowledgeWare or Merger Sub, respectively, immediately prior to the Merger. In applying the preceding sentence to Merger Sub, assets transferred by Sterling to Merger Sub pursuant to the plan of reorganization for use in the Merger are not taken into account. For purposes of this representation, assets transferred by the Surviving Corporation in the ordinary course of business or to a corporation controlled, within the meaning of Section

Jackson & Walker, L.L.P.
October 27, 1994
Page 3


368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), by the Surviving Corporation shall be treated as assets held by the Surviving Corporation following the Merger.

     5. Prior to the Merger, Sterling will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

     6. Sterling has no plan or intention to cause the Surviving Corporation to issue additional shares of stock, and the Surviving Corporation has no plan or intention to issue additional shares of stock, that would result in Sterling losing control, within the meaning of Section 368(c) of the Code, of the Surviving Corporation.

     7. Except with respect to the Escrowed Shares, Sterling has no plan or intention to reacquire any of the shares of Sterling Common Stock issued in the Merger. Any future open market purchases by Sterling of shares of Sterling Common Stock will be motivated solely by business considerations independent of the Merger.

     8. Sterling has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation into another corporation, to sell or otherwise dispose of the stock of the Surviving Corporation, or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions of assets made in the ordinary course of business, transfers of assets by the Surviving Corporation to corporations controlled, within the meaning of Section 368(c) of the Code, by the Surviving Corporation, and transfers by Sterling of shares of the Surviving Corporation's stock to corporations controlled, within the meaning of Section 368(c) of the Code, by Sterling.

     9. Merger Sub is a recently formed corporation, having no assets or liabilities other than assets transferred to it pursuant to the Merger, and Merger Sub has been created and will be maintained through the Effective Time solely for purposes of effecting the Merger. Merger Sub will have no liabilities assumed by KnowledgeWare, and will not transfer to KnowledgeWare any assets subject to liabilities, in the Merger. Merger Sub has not and will not engaged in the conduct of any business unrelated to the Merger prior to the Effective Time.

     10. Following the Merger, the Surviving Corporation directly or through its subsidiaries will continue KnowledgeWare's historic business or use a significant portion of KnowledgeWare's historic business assets in a business (within the meaning of Treasury Regulation (S) 1.368-1(d)).

     11. Sterling, Merger Sub and KnowledgeWare, and the shareholders of KnowledgeWare, will pay their respective expenses, if any, incurred in connection with the Merger.

Jackson & Walker, L.L.P
October 27, 1994
Page 4


     12. There is no intercorporate indebtedness existing between Sterling and KnowledgeWare or between Merger Sub and KnowledgeWare that was issued or acquired at a discount, or that will be settled at a discount.

     13. In the Merger, shares of KnowledgeWare Common Stock representing control of KnowledgeWare, within the meaning of Section 368(c) of the Code, will be exchanged solely for voting stock of Sterling. For purposes of this representation, any shares of KnowledgeWare Common Stock exchanged for cash or other property originating with Sterling will be treated as outstanding KnowledgeWare Common Stock immediately prior to the Merger.

     14. At the time of the Merger, KnowledgeWare will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in KnowledgeWare that, if exercised or converted, would affect Sterling's acquisition or retention of control of KnowledgeWare, within the meaning of Section 368(c) of the Code.

     15. Except for one share of KnowledgeWare Common Stock acquired by Sterling on November 18, 1991, Sterling does not directly own, nor has it directly owned during the past five years, any shares of stock of KnowledgeWare.

     16.  KnowledgeWare and Sterling are not investment companies as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

     17. On the date of the Merger, the fair market value of the assets of KnowledgeWare will exceed the sum of its liabilities, including the amount of liabilities, if any, to which its assets are subject.

     18. KnowledgeWare is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     19. The payment by the Exchange Agent of cash in lieu of fractional shares of Sterling Common Stock does not represent separately bargained for consideration and is being made solely for the purpose of saving the expense and inconvenience of issuing fractional shares. The fractional share interests of each holder of KnowledgeWare Common Stock will be aggregated and no holder of KnowledgeWare Common Stock will receive cash therefor in an amount equal to or greater than the value of one full share of Sterling Common Stock.

     20. Sterling has not paid and will not pay, directly or indirectly, any compensation to any shareholder-employee of KnowledgeWare pursuant to any employment, consulting, non-compete or similar arrangement that is separate consideration for, or allocable to, any of such shareholder's shares of KnowledgeWare Common Stock. None of the shares of Sterling

Jackson & Walker, L.L.P.
October 27, 1994
Page 5


Common Stock received by any shareholder of KnowledgeWare pursuant to the Merger will be separate consideration for, or allocable to, any such arrangement.
Based on Sterling Management's consultation with an independent third party advisor, compensation paid by Sterling, Merger Sub or the Surviving Corporation pursuant to the Consultation Agreement will be for services actually rendered (or refrained from being rendered) and will be commensurate with amounts paid under similar arrangements to third parties bargaining at arm's-length.

     21. Based on Sterling Management's (i) consultation with independent third party advisors, and (ii) analysis of KnowledgeWare's financial condition preceding the Merger, all loans or advances by Sterling or Merger Sub to KnowledgeWare, including, without limitation, the acquisition by Sterling of the Loan Agreement and Sterling's rights and obligations under the amended loan agreement (as amended through the date of this letter, the "Amended Loan Agreement") and the Warrant Agreement, have been or will be made on an arm's-length basis with terms comparable to those which would have been obtained by an unaffiliated, independent third party in the practice of making loans of comparable risk, and were, or will be, adequately collateralized when made or acquired. There is no plan or intention that any part of any such loan will be forgiven or converted, directly or indirectly, into a capital contribution to KnowledgeWare or the Surviving Corporation. No liabilities of KnowledgeWare's shareholders will be assumed by Sterling, nor will any of the stock of the Surviving Corporation be subject to any liabilities which may have encumbered stock of KnowledgeWare at the time of the Merger. There are no arrangements in effect pursuant to which any shareholder of KnowledgeWare has guarantied or otherwise assumed liability for any indebtedness or other obligation of KnowledgeWare. No portion of the proceeds received by KnowledgeWare from loans or advances made by Sterling or IBM Credit pursuant to the Loan Agreement and the Amended Loan Agreement have been or will be distributed or otherwise paid out to KnowledgeWare shareholders. The maximum aggregate of the loans or advances which may be outstanding to KnowledgeWare at any time pursuant to the Amended Loan Agreement is $28,000,000.00. The aggregate of the loans and advances under the Loan Agreement at the time Sterling acquired IBM Credit's interest therein was $15,133,270.00.

     22. Sterling and KnowledgeWare have a valid business reason for establishing the arrangement contemplated by the Escrow Agreement (the "Escrow Arrangement").

     23. As of the Effective Time, the Escrowed Shares will appear as issued and outstanding on Sterling's balance sheet and will be legally outstanding under Delaware law.

     24. All dividends (within the meaning of Section 301(c)(1) of the Code) paid by Sterling on the Escrowed Shares will be distributed currently to the exchanging KnowledgeWare shareholders, except any such dividends paid in respect of Escrowed Shares as to which a claim exists pursuant to a Sterling Notice.

Jackson & Walker, L.L.P.
October 27, 1994
Page 6


     25. All voting rights of the Escrowed Shares will be exercisable by or on behalf of the exchanging KnowledgeWare shareholders or their authorized agent.

     26. The Escrowed Shares will not be subject to restrictions requiring their return to Sterling upon the death, failure to continue employment or similar event with respect to any exchanging KnowledgeWare shareholder.

     27. All Escrowed Shares will be released under the Escrow Arrangement within two years from the Effective Time, other than Escrowed Shares that are subject to a Dispute Notice or a Contingent Claim Notice at the expiration of such two year period.

     28. No more than 50% of the shares of Sterling Common Stock to be received in the Merger by the exchanging KnowledgeWare shareholders are subject to the Escrow Arrangement.

     29. The principal purpose for the Escrow Arrangement is not the reduction of federal income taxes.

     30. The mechanism for the calculation of the number of Escrowed Shares to be returned to Sterling is objective and readily ascertainable.

     31. The exchanging KnowledgeWare shareholders do not have the right to, and will not be permitted to, substitute other property for any of the Escrowed Shares.

     This letter is being furnished to you solely for your benefit and for use in rendering your opinions in connection with the Merger and the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without the express written consent of Sterling.

                                    Very truly yours,


                                    /s/ Sterling L. Williams
                                    Sterling L. Williams
                                    President and Chief Executive
                                    Officer



                                    /s/ James E. Jenkins, Jr.
                                    James E. Jenkins, Jr.
                                    Vice President, Tax

                           [KnowledgeWare Letterhead]



                                October 27, 1994


Jackson & Walker, L.L.P.
901 Main Street
Suite 6000
Dallas, Texas  75202


     Re:  Amended and Restated Agreement and Plan of Merger among
          KnowledgeWare, Inc. ("KnowledgeWare" or, after the Merger, the "Surviving Corporation"), SSI Corporation ("Merger Sub"), and Sterling Software, Inc. ("Sterling"), entered into August 31, 1994 (as amended through the date hereof, the "Merger Agreement").


Gentlemen:

     In connection with (i) the proposed merger (the "Merger") of Merger Sub with and into KnowledgeWare pursuant to the Merger Agreement, and (ii) the registration by Sterling on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the shares of Sterling Common Stock to be issued in the Merger, you have rendered or will render certain legal opinions pursuant to the requirements of Item 21(a) of Form S-4 under the Act, conditioned, inter alia, on the receipt of this letter. Capitalized terms used
             ----- ----
but not defined herein shall have the meanings assigned to them in the Registration Statement including all attachments thereto. When relevant to the context, references herein to KnowledgeWare and Sterling shall include all subsidiaries thereof.

     In connection with your opinions, and recognizing that you will rely on this letter in rendering your opinions, the undersigned, duly authorized officers of KnowledgeWare acting as such, hereby certify to you, that, to the best knowledge of KnowledgeWare's executive officers actively performing service ("KnowledgeWare Management"), as of the date hereof, (i) the facts relating to the Merger as described in the prospectus included as part of the Registration Statement ("Prospectus"), including all attachments thereto, are true, correct and complete in all material respects, and (ii) each of the following representations and warranties are true, correct and complete in all material respects. To the extent this certification pertains to any person other than

KnowledgeWare, such certification is only as to the actual knowledge of KnowledgeWare Management without inquiry. We understand that you may reaffirm your opinions as of the effective date of the Registration Statement and any post effective amendment thereto, and as of the Effective Time of the Merger, and that, in connection with such reaffirmation, you will require that this certification be confirmed as of such times.

          1. The Merger, if consummated, will be in compliance with all material terms and conditions of the Merger Agreement, none of which have been waived or modified.

          2. The ratio for the exchange of shares of KnowledgeWare Common Stock for Sterling Common Stock (the "Exchange Ratio") in the Merger was negotiated through arm's length bargaining. Alex. Brown & Sons Incorporated ("Alex. Brown") delivered to the KnowledgeWare Board of Directors its written opinion, dated August 31, 1994, that as of that date the Exchange Ratio was fair, from a financial point of view, to the holders of KnowledgeWare Common Stock. The written opinion of Alex. Brown has not been withdrawn or materially modified. Based on the arm's length negotiations and the written opinion of Alex. Brown, KnowledgeWare Management believes the fair market value of the Sterling Common Stock to be received by each KnowledgeWare shareholder in the Merger will be approximately equal to the fair market value of the KnowledgeWare Common Stock surrendered in exchange therefor.

          3. There is no present plan or intention by shareholders of KnowledgeWare to sell, exchange or otherwise dispose of a number of shares of Sterling Common Stock to be received in the Merger that would reduce the KnowledgeWare shareholders' aggregate ownership of Sterling Common Stock to be received in the Merger to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of KnowledgeWare Common Stock as of the same date. For purposes of this representation, (i) shares of KnowledgeWare Common Stock exchanged for cash in lieu of fractional shares of Sterling Common Stock are treated as outstanding on the date of the Merger, and (ii) shares of KnowledgeWare Common Stock, and shares of Sterling Common Stock received therefor in the Merger, and otherwise sold, redeemed, or disposed of before or after the Merger are considered in making this representation.

          4. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of KnowledgeWare's net assets and at least 70 percent of the fair market value of KnowledgeWare's gross assets held immediately prior to the Merger, and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by KnowledgeWare, Surviving Corporation or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made in anticipation of or as a part of the plan or reorganization for the Merger, will be included as assets of KnowledgeWare or Merger Sub, respectively, immediately prior to the Merger. In applying the preceding sentence to Merger Sub, assets transferred by Sterling to Merger Sub pursuant to the plan of reorganization for use in the Merger are not taken into account. For purposes of this representation, assets transferred by Surviving Corporation in the ordinary course of business or to a corporation controlled, within the meaning of Section 368(c) of the Code, by KnowledgeWare shall be treated as assets held by Surviving Corporation following the Merger.

          5. Prior to the Merger, Sterling will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

          6. Sterling has no plan or intention to cause the Surviving Corporation to issue additional shares of stock, and the Surviving Corporation has no plan or intention to issue additional shares of stock, that would result in Sterling losing control, within the meaning of Section 368(c) of the Code, of the Surviving Corporation.

          7. Except with respect to the shares of Sterling Common Stock which are held in escrow in accordance with the Escrow Agreement (the "Escrowed Shares"), Sterling has no plan or intention to reacquire any of the shares of Sterling Common Stock issued in the Merger. Any future open market purchases by Sterling of shares of Sterling Common Stock will be motivated solely by business considerations independent of the Merger.

          8. Sterling has no plan or intention to liquidate Surviving Corporation into another corporation, to merge Surviving Corporation into another corporation, to sell or otherwise dispose of the stock of Surviving Corporation, or to cause Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions of assets made in the ordinary course of business, transfers of assets by Surviving Corporation to corporations controlled, within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), by Surviving Corporation and transfers by Sterling of shares of Surviving Corporation's stock to corporations controlled, within the meaning of Section 368(c) of the Code, by Sterling.

          9. Merger Sub is a recently formed corporation, having no assets or liabilities other than assets transferred to it pursuant to the Merger, and Merger Sub has been created and will be maintained through the Effective Time solely for purposes of effecting the Merger. Merger Sub will have no liabilities assumed by KnowledgeWare, and will not transfer to KnowledgeWare any assets subject to liabilities, in the Merger. Merger Sub has not and will not engage in the conduct of any business unrelated to the Merger prior to the Effective Time.

          10. Following the Merger, Surviving Corporation directly or through its subsidiaries will continue KnowledgeWare's historic business or use a significant portion of KnowledgeWare's historic business assets in a business within the meaning of Treasury Regulation
               (S)1.368-1(d).

          11. Sterling, Merger Sub, KnowledgeWare and the shareholders of KnowledgeWare, will pay their respective expenses, if any, incurred in connection with the Merger.

          12. There is no intercorporate indebtedness existing between Sterling and KnowledgeWare or between Merger Sub and KnowledgeWare that was issued, acquired, or will be settled at a discount.

          13. In the Merger, shares of KnowledgeWare Common Stock representing control of KnowledgeWare, within the meaning of Section 368(c) of the Code, will be exchanged solely for voting stock of Sterling. For purposes of this representation, any shares of KnowledgeWare Common Stock exchanged for cash or other property originating with Sterling will be treated as outstanding KnowledgeWare Common Stock immediately prior to Merger.

          14. At the time of the Merger, KnowledgeWare will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in KnowledgeWare that, if exercised or converted, would affect Sterling's acquisition or retention of control of KnowledgeWare, within the meaning of Section 368(c) of the Code.

          15. Except for one share of KnowledgeWare Common Stock acquired by Sterling on November 18, 1991, Sterling does not directly own, nor has it directly owned during the past five years, any shares of stock of KnowledgeWare.

          16. KnowledgeWare and Sterling are not investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          17. On the date of the Merger, the fair market value of the assets of KnowledgeWare will exceed the sum of its liabilities, including the amount of liabilities, if any, to which its assets are subject.

          18. KnowledgeWare is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          19. The payment by the Exchange Agent of cash in lieu of fractional shares of Sterling Common Stock does not represent separately bargained for consideration and is being made solely for the purpose of saving the expense and inconvenience of issuing fractional shares. The fractional share interests of each holder of KnowledgeWare Common Stock will be aggregated and no holder of KnowledgeWare Common Stock will receive cash therefor in an amount equal to or greater than the value of one full share of Sterling Common Stock.

          20. Sterling has not paid and will not pay, directly or indirectly, any compensation to any shareholder-employee of KnowledgeWare pursuant to any employment, consulting, non-compete or similar arrangement that is separate consideration for, or allocable to, any of such shareholder's shares of KnowledgeWare Common Stock. None of the shares of Sterling Common Stock received by any shareholder of KnowledgeWare pursuant to the Merger will be separate consideration for, or allocable to, any such arrangement. Compensation paid by Sterling, Merger Sub or Surviving Corporation pursuant to the Consultation Agreement will be for services actually rendered (or refrained from being rendered) and will be commensurate with amounts paid under similar arrangements to third parties bargaining at arm's-length.

          21. All loans or advances by Sterling or Merger Sub to KnowledgeWare, including, without limitation, the acquisition by Sterling of the Loan Agreement and Sterling's rights and obligations under that certain Amended and Restated Loan and Security Agreement dated as of August 31, 1994, by and between Sterling and KnowledgeWare as amended through the date hereof (the "Amended Loan
               Agreement") and the Warrant Agreement, have been or will be made on an arm's length basis and are or will be adequately collateralized. There is no plan or intention that any part of any such loan will be forgiven or converted, directly or indirectly, into a capital contribution to KnowledgeWare. No liabilities of KnowledgeWare's shareholders will be assumed by Sterling, nor will any of the stock of KnowledgeWare be subject to any liabilities which may have encumbered stock of KnowledgeWare at the time of the Merger. There are no arrangements in effect pursuant to which any shareholder of KnowledgeWare has guarantied or otherwise assumed liability for any liabilities or obligations of KnowledgeWare. No portion of the proceeds received by KnowledgeWare from loans or advances made by Sterling or IBM Credit pursuant to the Loan Agreement or the Amended Loan Agreement have been or will be distributed or otherwise paid out to KnowledgeWare shareholders. The maximum aggregate of the loans or advances which may be outstanding to KnowledgeWare at any time pursuant to the Amended Loan Agreement is $28,000,000.00. The aggregate of the loans and advances under the Loan Agreement at the time Sterling acquired IBM Credit's interest therein was $15,133,270.00.

          22. The outstanding KnowledgeWare Options had no readily ascertainable fair market value within the meaning of Treasury Regulations Section 1.83-7(b) when granted, and will have no readily ascertainable fair market value within the meaning of Treasury Regulations Section 1.83-7(b) when substituted as provided in Sections 4.1(iii) and 4.1(vi) of the Merger Agreement.

          23. Sterling and KnowledgeWare have a valid business reason for establishing the arrangement contemplated by the Escrow Agreement (the "Escrow Arrangement").

          24. As of the Effective Time, the Escrowed Shares will appear as issued and outstanding on Sterling's balance sheet and will be legally outstanding under Delaware law.

          25. All dividends (within the meaning of Section 301(c)(1) of the Code) paid by Sterling on the Escrowed Shares will be distributed currently to the exchanging KnowledgeWare shareholders, except any such dividends paid in respect of Escrowed Shares as to which a claim exists pursuant to a Sterling Notice.

          26. All voting rights of the Escrowed Shares will be exercisable by or on behalf of the exchanging KnowledgeWare shareholders or their authorized agent.

          27. The Escrowed Shares will not be subject to restrictions requiring their return to Sterling upon the death, failure to continue employment or similar event with respect to any exchanging KnowledgeWare shareholder.

          28. All Escrowed Shares will be released under the Escrow Arrangement within two years from the Effective Time, other than Escrowed Shares that are subject to a Dispute Notice or a Contingent Claim Notice at the expiration of such two year period.

          29. No more than 50% of the shares of Sterling Common Stock to be received in the Merger by the exchanging KnowledgeWare shareholders are subject to the Escrow Arrangement.

          30. The principal purpose for the Escrow Arrangement is not the reduction of federal income taxes.

          31. The mechanism for the calculation of the number of Escrowed Shares to be returned to Sterling is objective and readily ascertainable.

          32. The exchanging KnowledgeWare shareholders do not have the right to, and will not be permitted to, substitute other property for any of the Escrowed Shares.

          33. KnowledgeWare has not within the past twelve (12) months made any distribution to its shareholders and has not sold or otherwise disposed of a substantial portion of its assets.

     This letter is being furnished to you solely for your benefit and for use in rendering your opinions in connection with the Merger and the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without the express written consent of KnowledgeWare.

                                    Very Truly Yours,


                                    /s/ Francis A. Tarkenton
                                    --------------------------
                                    Francis A. Tarkenton,
                                    Chairman of the Board and
                                    Chief Executive Officer


                                    /s/ Richard M. Haddrill
                                    --------------------------
                                    Richard M. Haddrill,
                                    Executive Vice President
                                    and Secretary


                                    /s/ Rick W. Gossett
                                    --------------------------
                                    Rick W. Gossett,
                                    Chief Financial Officer,
                                    Treasurer and Assistant
                                    Vice President